Exhibit 99.1

Mawson Infrastructure Group Inc Announces February 2023 Operational Update

Mawson’s installed operational capacity as of February 28, 2023 was approximately 50 Megawatts across Bitcoin Self-Mining and Hosting Co-locations

Approximately $2.2m in revenue for February 2023 generated from, Self-mining ($1m) and Hosting customers ($1.2m) and Mawson’s Energy Market Program ($0.02m)

Sharon, PA — March 9, 2023 — Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson” or the “Company”), a digital infrastructure provider, announced today its unaudited Bitcoin production and operational update for February 2023.

James Manning, CEO commented. “February was an exciting month for operational development, with the commencement of our Sharon facility construction. We also took delivery our two substation transformers for Midlands 100% expansion. These are the final pieces of large in structure before we turn online. February showed a positive increase in BTC produced (43.3 BTC or $1m) facilitated by the lower energy markets and reduced participation in Energy Markets Program ($18k). On top of this, Hosting revenue for the month was strong again with a result of $1.2m”

February Bitcoin Self-Mining, Energy Market Program & Hosting Co-location Results Update1:

•	Total Self-Mining Bitcoin Production: 43.3

•	Total Revenue equivalent in BTC: 92.98[2]

•	Self-Mining Miners Installed: 5,880

•	Energy Market Program revenue: approximately $18k

•	Hosting Co-location installed capacity: 34 MW

•	Hosting Co-location revenue: $1.2M

•	Total installed capacity across Bitcoin Self-Mining and Hosting Co-location: 50 MW

Key Achievements in February

•	Commenced construction on Sharon 120MW Facility

•	Signed Midland 20 MW Expansion Agreement

•	Transferred all Australian MDCs and ASIC units to Midland, PA for deployment in Q2, 2023

•	Deployed an additional 10,000 ASIC Units at Midland PA for hosting in preparation for energization in Q2 2023

[1]	All figures unaudited, and as at February 28, 2023.
[2]	Being the total of Mawson’s Self-mined BTC, and BTC equivalents of the USD earned under our Energy Market Program and Hosting business. Based on average Bitcoin price in February of $23,305

2023 Operational Focus

Mawson looks to advance in 2023 through:

1.	Expansion of Bitcoin Self-Mining and Hosting Co-location operations to 4.5 Exahash by early Q2, 2023 and to our projected 8.0 Exahash by Q4, 2023[3].

2.	Continue the expansion of its 240-megawatt Pennsylvania facilities where the company has favorable energy contracts and expansion opportunities.

3.	Continue with its Energy Markets Program, which generates revenue and reduces overall costs of production.

4.	Continue to secure a portfolio of sites in its preferred geographies and jurisdictions for long term digital infrastructure capacity.

5.	Develop strategic partnerships and relationships with customers and communities.

6.	Continue to offer reliable hosting services to miners in addition to increasing self-mining capacity.

Aerial view of Midland, Pennsylvania facility expansion

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ENDS

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure provider, with multiple operations throughout the USA and Australia. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson matches sustainable energy infrastructure with next-generation Mobile Data Center (MDC) solutions, enabling low-cost Bitcoin production and on-demand deployment of infrastructure assets. With a strong focus on shareholder returns and an aligned board and management, Mawson Infrastructure Group is emerging as a global leader in ESG focused Bitcoin mining and digital infrastructure.

For more information, visit: www.mawsoninc.com

[3]	Assumes and is subject to successful acquisition or leasing of multiple sites and then their successful and timely development. Several sites are currently under review and in active negotiation by Mawson.

Statements about hashrate capacity

Statements in the press release about hashrate capacity (including ‘installed capacity’) or ‘nameplate’ capacity, will often differ from the actual or observed hashrates. Hashrate capacity or ‘nameplate’ capacity generally makes certain assumptions about the efficiency of the ASIC miners that are in use. Some ASIC miner models will consume less power to create the same amount of hashing power than other ASIC miner models (typically more recent models are more efficient). Many ASIC miner fleets are blended fleets, including various ASIC miner models each with different efficiency ratings. Hashrate capacity figures typically assume 100% deployment of ASIC miners. Given the large numbers of computing units (often numbering in the tens of thousands), ASIC mining fleets are rarely 100% deployed and online at any one time. This can be due to a variety of factors, including ASIC miners being under maintenance, in repair workshops, in storage, in transit, or due to technical faults and breakdowns. Once deployed and online, the actual or observed hashrate can be influenced by other factors such as heat, overclocking (causing the ASIC miner to perform at levels higher than the manufacturer’s specifications), the age, and wear and tear exhibited by the ASIC miners and also by the limitations of the surrounding infrastructure, such as power outages, and MDC and transformer breakdowns. Construction and development delays are a common risk for mining data centers, for example due to weather, permitting delays, or labor and equipment shortages. Investors should consider all risk factors related to uptime when considering these figures, which are a best-case scenario. The above information is for general information purposes only, and are forward looking statements which should not be relied upon as being necessarily indicative of future results. Mawson takes no responsibility for the accuracy of third-party information, including websites. Please see our Risk Factors in our Annual Report on Form 10-K filed March 21, 2022, under the Sub-Heading Risks Relating to Our Business and Management for important risks related to our Self-Mining.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 21, 2022, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 22, 2022, November 14, 2022 and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:

Brett Maas

646-536-7331

brett@haydenir.com

www.haydenir.com

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